POWER OF ATTORNEY

     The undersigned officers and directors of FRANKLIN CUSTODIAN FUNDS, INC. hereby appoint BRIAN E. LORENZ, HARMON E. BURNS, DEBORAH R. GATZEK, LARRY L. GREENE and KAREN L. SKIDMORE (with full power to each of them to act alone) his attorney-in-fact and agent, in all capacities, to execute, and to file any of the documents referred to below relating to Company's Registration Statement on Form N-1A under the Securities Act of 1933, or any amendment to such Registration Statement, covering the sale of shares by the Company under a prospectus becoming effective after this date, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     The undersigned officers and directors hereby execute this Power of Attorney as of this 26TH day of FEBRUARY, 1998.


/S/ CHARLES B. JOHNSON                  /S/ RUPERT H. JOHNSON, JR.
Charles B. Johnson,                     Rupert H. Johnson, Jr.,
Executive Officer and Director          Director


/S/ HARRIS J. ASHTON                    /S/ S. JOSEPH FORTUNATO
Harris J. Ashton,                       S. Joseph Fortunato,
Director                                Director


/S/ EDITH E. HOLIDAY                    /S/ GORDON S. MACKLIN
Edith E. Holiday,                       Gordon S. Macklin,
Director                                Director


/S/ MARTIN L. FLANAGAN                  /S/ DIOMEDES LOO-TAM
Martin L. Flanagan,                     Diomedes Loo-Tam,
Principal Financial Officer             Principal Accounting Officer